                                TABLE OF CONTENTS

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                                                               EXECUTION VERSION

                             UNDERWRITING AGREEMENT

      US$1,400,000,000 Class A Mortgage-Backed Floating Rate Notes Due 2036

                        Perpetual Trustee Company Limited
                         MEDALLION TRUST SERIES 2005-2G

                             UNDERWRITING AGREEMENT

Citigroup Global Markets Inc.
390 Greenwich Street, 6th Floor
New York, NY 10013

                                                                  April 27, 2005

Ladies and Gentlemen:

     Perpetual Trustee Company Limited, ABN 42 000 001 007, a company incorporated in Australia and registered in New South Wales ("PERPETUAL"), acting in its capacity as trustee of the Medallion Trust Series 2005-2G (the
"TRUST", and Perpetual in that capacity being the "ISSUER TRUSTEE"), acting at the direction of Securitisation Advisory Services Pty Limited, ABN 88 064 133
946, a company incorporated in Australia and registered in the Australian
Capital Territory, as manager of the Trust (the "MANAGER"), proposes to sell to
Citigroup Global Markets Inc. (the "UNDERWRITER"), US$1,400,000,000 aggregate principal amount of Class A Mortgage-Backed Floating Rate Notes due 2036 (the
"CLASS A NOTES" or the "OFFERED NOTES") issued by the Issuer Trustee. The
Manager is a wholly-owned subsidiary of Commonwealth Bank of Australia, ABN 48
123 123 124, a company incorporated in Australia and registered in the
Australian Capital Territory, Australia ("CBA").

     The Offered Notes will be secured by the assets of the Trust in accordance with the Security Trust Deed. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Security Trust Deed and the Offered Note Trust Deed in a pool of variable and fixed rate residential mortgage loans (the "MORTGAGE LOANS")
(such rights, the "MORTGAGE LOAN RIGHTS" (as defined on the next page)) and certain moneys received under the Mortgage Loans after April 27, 2005 (the
"CUTOFF DATE"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer
Trustee under the Transaction Documents (as defined in the Series Supplement),
(iii) the Collection Account and (iv) all other assets that comprise the Charged
Property (as defined in the Security Trust Deed). The Mortgage Loans will be sold to the Issuer Trustee by CBA and Homepath Pty Limited ("HOMEPATH") (in such capacity, the "SELLERS") and will be serviced for the Issuer Trustee by CBA (in such capacity, the "SERVICER").

                                       -1-

     The Trust was created pursuant to a master trust deed dated October 8,
1997, as amended from time to time (the "MASTER TRUST DEED") between the Manager and Perpetual and a series supplement dated April 22, 2005 (the "SERIES
SUPPLEMENT"), between CBA (as Seller and Servicer), Homepath, the Manager and
the Issuer Trustee, which describes, among other things, the Trust and the underlying cash flow relating to the Offered Notes. The Offered Notes will be issued pursuant to an Offered Note Trust Deed dated April 22, 2005 among the
Issuer Trustee, the Manager and The Bank of New York, (the "OFFERED NOTE
TRUSTEE").

     The Class A Notes will be issued in an aggregate principal amount of
US$1,400,000,000 which is equal to approximately [99.09]% of the aggregate balance of the Mortgage Loans as of the Cutoff Date. The Class B Notes will be equal to approximately [0.91]% of the aggregate principal amount of the Mortgage
Loans as of the Cutoff Date. The assets of the Trust will also secure under the
Security Trust Deed, among other things, any Redraw Bonds (as defined in the
Series Supplement) that may be issued after the date of this Agreement and the
Issuer Trustee's obligations under the Liquidity Facility. The Class B Notes and the Redraw Bonds are collectively referred to as the "A$ SECURITIES." The
Offered Notes and the A$ Securities are collectively referred to as the "NOTES."

     The Manager has prepared and filed with the Securities and Exchange
Commission (the "SEC") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder
(collectively, the "SECURITIES ACT"), a registration statement (Reg. No.
333-118765), including a prospectus, relating to the Offered Notes. The registration statement as amended at the time when it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement", the form of base prospectus included in the Registration Statement as most recently filed with the SEC is referred to as the "BASE PROSPECTUS" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the
Offered Notes and the offering thereof (the "PROSPECTUS SUPPLEMENT") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "PROSPECTUS".

     When used in this Agreement, "BASIC DOCUMENTS" shall mean collectively: the
Master Trust Deed (in so far as it applies to the Trust), the Series Supplement, the Notes, the Security Trust Deed, the Offered Note Trust Deed, the Agency
Agreement, the Dealer Agreement, the Liquidity Facility Agreement, the Standby
Redraw Facility Agreement, the Currency Swap Agreement, the Interest Rate Swap
Agreement, the Mortgage Insurance Policies, any other document which is agreed to by the Manager and the Issuer Trustee to be a Transaction Document in
relation to the Trust under clause 1.6(a)(i) of the Series Supplement, the DTC
Letter of Representations, any undertakings given to the Euroclear System
("EUROCLEAR") or Clearstream Banking, societe anonyme ("CLEARSTREAM,
LUXEMBOURG") in connection with the Book Entry Notes, and any other contract, agreement or instrument which is specified in the draft settlement agenda dated
April 27, 2005 prepared by Clayton Utz in connection with the issuance and sale of the Notes. CBA and the Manager are each a "CBA PARTY" and collectively are referred to as the "CBA PARTIES". "EFFECTIVE DATE" shall mean the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective. "RULE 424" refers to such rule under the
Securities Act. To the extent not defined herein,

                                        2

capitalized terms used herein have the meanings assigned to such terms in the
Series Supplement.

     In this Agreement, a reference to the Issuer Trustee is a reference to the
Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets, business, property or undertaking of the
Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

     Each of the CBA Parties and the Issuer Trustee hereby agrees with the
Underwriter as follows:

     1. Purchase and Sale.

          (a) The Issuer Trustee, at the direction of the Manager, agrees to sell, and the Manager agrees to direct the Issuer Trustee to sell, the Offered
Notes to the Underwriter as hereinafter provided, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, from the Issuer Trustee, the principal amount of $1,400,000,000 of Offered Notes at a price equal to 100% of their principal amount.

          (b) In connection with such purchase, CBA will pay in immediately available funds to the Underwriter a commission in the net sum of US$[840,000]
with respect to the Class A Notes (the "COMMISSION").

          (c) The Underwriter agrees to pay for any expenses incurred by the CBA
Parties in connection with any "roadshow" presentation to potential investors.

     2. Offering. The CBA Parties and the Issuer Trustee understand that the
Underwriter intends to make a public offering of the Offered Notes upon the terms set forth in the Prospectus as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this
Agreement, as in the judgment of the Underwriter is advisable.

     3. Delivery and Payment. Payment for the Offered Notes shall be made by wire transfer in immediately available funds to the account specified by the
Issuer Trustee to the Underwriter no later than 12:00 noon, New York City time on May 4, 2005, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriter and the Manager may agree upon in writing. The time and date of such payment are referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New
York City, Sydney and London.

     Payment for the Class A Notes shall be made against delivery to the nominee of The Depository Trust Company for the account of the Underwriter of one or more fully registered global book-entry notes (the "BOOK-ENTRY NOTES")
representing US$1,400,000,000 in aggregate Principal Amount of Class A Notes, with any transfer taxes payable in connection with the transfer to the
Underwriter of the Class A Notes duly paid by the Issuer Trustee. The Book-Entry
Notes will be made available for inspection by the Underwriter at the offices of
Mayer

Brown, Rowe & Maw LLP at 1675 Broadway, New York, New York 10019 not later than
1:00 P.M., New York City time, on the Business Day prior to the Closing Date.
Interests in any Book-Entry Notes will be held only in Book-Entry form through
DTC except in limited circumstances described in the Prospectus.

     4. Representations and Warranties.

     I. Representations and Warranties of the Issuer Trustee.

     The Issuer Trustee represents and warrants to the Underwriter and the CBA
Parties as of the date of this Agreement and as of the Closing Date, and agrees with the Underwriter and the CBA Parties, that:

          (a) since the respective dates as of which information is provided in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of Perpetual or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer
Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

          (b) Perpetual has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic
Documents and Perpetual has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

          (c) Perpetual has duly authorized, executed and delivered this
Agreement;

          (d) the Notes have been duly authorized by Perpetual, and, when the
Offered Notes have been issued (and duly authenticated by the Offered Note
Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Offered Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (e) the execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is, or is to be, a party and this
Agreement has been duly authorized by Perpetual and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (f) Perpetual is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or
(ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either it is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;
the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic
Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic
Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer
Trustee of the transactions contemplated by this Agreement or the Basic
Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (the latter, including such applicable rules and regulations, the "TRUST INDENTURE ACT") and as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Offered Notes by the Underwriter;

          (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i)
asserting the invalidity of this Agreement or of any of the Basic Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the U.S. federal or
Australian federal or state income, excise, franchise or similar tax attributes of the Offered Notes, (iv) that could materially and adversely affect the Issuer
Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic
Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Offered Notes or the marketability of the Offered Notes; and there are no statutes, regulations, contracts or other documents to which it is party or bound that are required to be filed as an exhibit to the Registration
Statement or laws, contracts or other documents required to be described in the
Registration Statement or the Prospectus which are not filed or described as required;

          (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

          (i) it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under Clause 16 of the Master Trust Deed;

          (j) Perpetual has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

          (k) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the
"AUSTRALIAN TAX ACT") in relation to interest payments under the Offered Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the
Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Offered Notes under this Agreement, (ii) the sale and delivery of the Offered Notes by the Underwriter contemplated in this Agreement and the
Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or the Offered
Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the
Mortgage Loans on which stamp duties or registration fees may be payable;

          (l) the Offered Notes and the obligations of the Issuer Trustee under the Offered Note Trust Deed will be secured (pursuant to the Security Trust
Deed) by a first floating charge over the assets of the Trust, subject to the
Prior Interest (as defined in the Security Trust Deed); and

          (m) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of
Default (as defined in the Security Trust Deed).

     II. Representations and Warranties of the CBA Parties.

     Each CBA Party severally represents and warrants to the Underwriter and the
Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

          (a) since the respective dates as of which information is given in the
Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the CBA Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust otherwise than as set forth or contemplated in the Prospectus;

          (b) it has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to own its properties and conduct its business as described in the
Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

          (c) this Agreement has been duly authorized, executed and delivered by it;

          (d) each of the Basic Documents to which it is or is to be a party and this Agreement has been duly authorized by it, upon filing the Offered Note
Trust Deed with the SEC the Offered Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by each CBA Party that is a party to it and the other parties thereto, will constitute a legal, valid and binding obligation of such
CBA party, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;
and, in the case of the Manager only, the Offered Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

          (e) it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by it of all or any obligations it has under the
Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the constitution of a CBA Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over a CBA Party, or any of its properties or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust
Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the
Offered Notes by the Underwriter and the registration of the Charge with the
ASIC on the Closing Date;

          (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties, or to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or
Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Offered Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Offered Notes or the marketability of the
Offered Notes and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration
Statement or required to be described in the Registration Statement or the
Prospectus which are not filed or described as required;

          (g) its representations and warranties contained in the Basic
Documents are true and correct in all material respects;

          (h) it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United
States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization;
and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

          (i) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than enforcement action taken by CBA over its assets);

          (j) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Offered Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected,

withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of the Basic Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Offered Notes and (ii)
the execution, delivery or performance by each CBA Party of the Basic Documents to which it is or is to be a party or the Offered Notes; except, in the case of sub clause (ii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the
Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

          (k) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a
Manager Default (as defined in the Master Trust Deed) or a Servicer Default (as defined in the Series Supplement); and

          (l) with respect to the A$ Securities: (A) none of the CBA Parties, any "affiliate" (as defined in Rule 144(a)(1), each an "AFFILIATE") of a CBA
Party or any person acting on behalf of a CBA Party or an Affiliate of a CBA
Party has engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S), (B) each of the CBA Parties, each Affiliate of a CBA
Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA
Party has offered and sold, and will offer and sell, the A$ Securities only in
"offshore transactions" (within the meaning of Regulation S) in compliance with
Regulation S and (C) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has complied and will comply with the offering restrictions requirement of
Regulation S.

     III. Representations and Warranties of the Manager.

     The Manager represents and warrants to the Underwriter and the Issuer
Trustee as of the date of this Agreement and as of the Closing Date, that:

          (a) the Registration Statement has been declared effective by the SEC under the Securities Act; the conditions to the use by the Manager of a
Registration Statement on Form S-3 under the Act, as set forth in the General
Instructions to Form S-3, have been satisfied with respect to the Registration
Statement and the Prospectus; no stop order suspending the effectiveness of the
Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the SEC; and
(i) on the Effective Date of the Registration Statement, the Registration
Statement conformed in all material respects to the requirements of the
Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading and (ii) at the time of filing of the
Prospectus pursuant to Rule 424(b) and on the Closing Date the Prospectus and
the Registration Statement will conform in all material respects to the requirements of the Securities Act, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the
Registration Statement which

constitutes the Statement of Eligibility and Qualification (Form T-1) of the
Trustee under the Trust Indenture Act, and (ii) statements or omissions in the
Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to any CBA Party in writing by the Underwriter expressly for use therein;

          (b) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the "EXCHANGE
ACT") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the
Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty is made as to documents deemed to be incorporated by reference in the
Registration Statement as the result of filing any Current Report on Form 8-K at the request of the Underwriter except to the extent such documents accurately reflect or are accurately based upon information furnished by or on behalf of the CBA Parties to the Underwriter for the purpose of preparing such documents;

          (c) Deloitte & Touche LLP are independent public accountants with respect to CBA and the Manager within the meaning of the Securities Act;

          (d) to the knowledge of the Manager, no event has occurred that would entitle the Manager to direct the Issuer Trustee to retire as trustee of the
Trust under clause 19.2 of the Master Trust Deed; and

          (e) the Trust is not and (i) upon the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic
Documents, and (iv) the consummation of the transactions contemplated by the
Basic Documents, the Trust will not be required to be registered as an
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5. Covenants and Agreements.

     I. Covenants and Agreements of the Issuer Trustee.

     The Issuer Trustee covenants and agrees with the Underwriter and each of the CBA Parties as follows:

          (a) to use the net proceeds received by the Issuer Trustee from the sale of the Offered Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (b) to notify the Underwriter and the CBA Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this

                                       10

Agreement untrue if given at any time prior to payment being made to the Issuer
Trustee on the Closing Date and take such steps as may be reasonably requested by the Underwriter to remedy the same;

          (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the
Basic Documents or in connection with the issue and distribution of the Offered
Notes or the enforcement or delivery of this Agreement;

          (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Underwriter to make arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Offered Notes and related matters;

          (e) to provide reasonable assistance to the CBA Parties to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

          (f) to perform all of its obligations under each of the Basic
Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

          (g) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Offered Notes not being assigned the ratings referred to in Section 6(r)
below;

          (h) not, prior to or on the Closing Date, amend the terms of any Basic
Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriter;

          (i) in connection with the initial distribution of the Class B Notes, it and each person acting on its behalf (other than the CBA Parties, each
Affiliate of a CBA Party and the Managers (as defined in the Dealer Agreement))
has not and will not offer for issue, or invite applications for the issue of, the Class B Notes or offer the Class B Notes for sale or invite offers to purchase the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the
Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the
Corporations Act) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 (calculated in accordance with both Section 708(a) of the
Corporations Act and Regulations 7.1.18 of the Corporations Regulations 2001
(Cth)) or the offer or invitation does not otherwise require disclosure to investors in accordance with Part 6D.2 of the Corporations Act and is not made to a person who is a "retail client" within the meaning of section 761 G of the
Corporations Act.

                                       11

     II. Covenants and Agreements of the CBA Parties.

     The CBA Parties severally covenant and agree with the Underwriter and the
Issuer Trustee as follows:

          (a) in the case of the Manager only, to cause the Prospectus, properly completed, and any supplement thereto, to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and to furnish copies of the Prospectus to the Underwriter in New York City prior to
10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request;

          (b) in the case of the Manager only, to deliver, at the expense of the
Manager, to the Underwriter, five signed copies of the Registration Statement
(as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (f) below, to the
Underwriter as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the
Underwriter may reasonably request. The Manager will furnish or cause to be furnished to the Underwriter copies of all reports required by Rule 463 under the Act;

          (c) in the case of the Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the
Underwriter a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects;

          (d) in the case of the Manager only, to advise the Underwriter promptly, and to confirm such advice in writing, (i) when the Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule
424(b), (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish to the Underwriter with copies thereof, (iv) of any request by the SEC for any amendment to the Registration
Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of the Prospectus, or of any order suspending the qualification of the
Offered Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) to advise the Underwriter promptly, and to confirm such advice in writing of the receipt by a CBA Party of any notification with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                                       12

          (f) in the case of the Manager only, if, during such period of time after the first date of the public offering of the Offered Notes as in the opinion of counsel for the Underwriter a prospectus relating to the Offered
Notes is required by law to be delivered in connection with sales by an
Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the
Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the CBA Parties, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to CBA) to which Offered Notes may have been sold by the Underwriter and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (g) in the case of the Manager only, to endeavor to qualify the
Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the
Offered Notes; provided that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

          (h) in the case of the Manager only, to make generally available to the holders of the Offered Notes and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the
Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder;

          (i) in the case of the Manager only, so long as the Offered Notes are outstanding, to furnish to the Underwriter (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer
Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer
Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon thereafter as practicable, notice by telex or facsimile to the Underwriter of the Pool Factor (as such term is defined in the
Series Supplement) as of the related Record Date, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Offered
Notes, and copies of any reports and financial statements furnished to or filed with the SEC, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the CBA Parties as the Underwriter may reasonably request;

          (j) to the extent, if any, that the ratings provided with respect to the Offered Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by a CBA Party or the Issuer
Trustee, the relevant CBA Party shall use its best efforts to furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

                                       13

          (k) not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Offered Notes not being assigned the rating referred to in
Section 6(r) below;

          (l) in the case of the Manager only, to assist the Underwriter in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Book-Entry Notes and related matters;

          (m) in the case of the Manager only, if required, to register the
Offered Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable as such requirement comes into effect but no later than when such registration may become required by law;

          (n) in the case of CBA only, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the performance of the CBA Parties' obligations under this Agreement, including, without limiting the generality of the foregoing, all fees, costs and expenses:
(i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any fees, costs and expenses of the Offered
Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the
Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Underwriter may designate (including fees of counsel for the Underwriter and its disbursements with respect thereto), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in
connection with the printing (including word processing and duplication costs)
and delivery of this Agreement, the Basic Documents, the Preliminary and
Supplemental Blue Sky Memoranda and any Legal Investment Survey and the
furnishing to Underwriter and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this
Agreement, (vii) the CBA Parties' counsel and accountants and the Underwriter's counsel fees and disbursement that are chargeable to CBA, and (viii) payable to rating agencies in connection with the rating of the Notes. However, the
Underwriter shall be responsible for any expenses incurred by the CBA Parties in connection with any "roadshow" presentation to potential investors;

          (o) to indemnify and hold harmless the Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Notes in accordance with this
Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the Issuer Trustee; to make all payments to be made by the CBA Parties or the Issuer Trustee under this
Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant CBA
Party is compelled by law to deduct or withhold such taxes, duties or charges.
In that event, the relevant CBA Party shall pay such additional amounts as may be necessary in order that the net amounts received after such

                                       14

withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

          (p) in connection with the initial distribution of the Class B Notes, it and each person acting on behalf of the CBA Parties, each of whom has agreed and covenanted with the Issuer Trustee and the Manager, with appropriate changes, as follows) has not and will not offer for issue, or invite applications for the issue of, the Class B Notes or offer the Class B Notes for sale or invite offers to purchase the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Act) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 (calculated in accordance with both section 708(a) of the Corporations Act and Regulation 7.1.18 of the
Corporations Regulations 2001 (Cth)) or the offer or invitation does not otherwise require disclosure to investors in accordance with Part 6D.2 of the
Corporations Act and is not made to a person who is a "retail client" within the meaning of section 761 G of the Corporations Act; and

          (q) to procure that the charges created by or contained in the
Security Trust Deed are registered within all applicable time limits in all appropriate registers.

     III. Selling Restrictions.

          (a) No prospectus in relation to the Offered Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or
the Australian Stock Exchange Limited. Accordingly, the Underwriter represents and agrees that it has not offered and will not offer for issue and has not invited and will not invite applications for the issue of the Offered Notes or offer the Offered Notes for sale or invite offers to purchase the Offered Notes to a person, where the offer or invitation is received by that person in
Australia.

          (b) The Underwriter agrees with the Issuer Trustee that, within 30 days of the date of this Agreement, it will have offered the Offered Notes for sale, or invited or induced offers to buy the Offered Notes, in each case by:

               (i) making the Prospectus available for inspection on a Bloomberg source or on an alternative electronic source and inviting potential investors to access the Prospectus available on that
               Bloomberg source or on that alternative electronic source; or

               (ii) making hard copies of the Prospectus for the Offered Notes available for collection from that Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of the Prospectus to those purchasers.

          (c) The Underwriter agrees that it will not sell Offered Notes to, or invite or induce offers for the Offered Notes from:

               (i) any associate of the Issuer Trustee or a CBA Party specified in Schedule I or Schedule II; or

                                       15

               (ii) any other associate from time to time specified in writing to the Underwriter by the Issuer Trustee or a CBA Party.

          (d)  The Underwriter agrees to:

               (i) provide written advice to the Issuer Trustee and the Manager within 40 days of the issue of the Offered Notes specifying that it has complied with section 5(III)(b); and

               (ii) cooperate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Australian Tax Act has been satisfied in respect of the
               Offered Notes,

provided that no Underwriter shall be obliged to disclose:

                    (x) the identity of the purchaser of any Offered Note or any information from which such identity might be capable of
                    being ascertained; or

                    (y) any information the disclosure of which would be
                    contrary to or prohibited by any relevant law, regulation or directive.

          (e)  The Underwriter agrees that:

               (i) (a) it has not offered or sold and will not offer or sell the
               Offered Notes to persons in the United Kingdom (prior to the expiry of a period of six months from the date of the issue of the Offered Notes) except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or otherwise in circumstances which have not resulted and will not result in an offer to the public under the Public
               Offers of Securities Regulations 1995 (as amended)); (b) it has complied with all applicable provisions of the Financial Services and Markets Act 2000, as amended ("FSMA"), and rules and
               regulations made thereunder with respect to anything done in relation to the Offered Notes in, from or otherwise involving the
               United Kingdom and (c) it has only communicated or caused to be communicated, and will only communicate or cause to be
               communicated, any invitation or inducement to engage in
               investment activity (within the meaning of Section 21 of FSMA)
               received by it in connection with the issue or sale of such
               Offered Notes in circumstances in which section 21(1) of FSMA does not apply;

               (ii) the sale of the Offered Notes, by the Underwriter, does not, and will not, form part of any public offer of such Offered Notes in Spain, and each sale of Offered Notes will be an individual transaction and has been or will be negotiated and/or agreed with the Underwriter in respect of the Offered Notes. The Underwriter agrees that it has not provided any

                                       16

               investor in respect of the Offered Notes any advertising or marketing material from the Underwriter regarding the Offered
               Notes other than the Prospectus. The Underwriter agrees that it will not directly or indirectly sell, transfer or deliver the
               Offered Notes in any manner, at any time to anyone in Spain who is not an institutional investor (defined under Spanish law as pension funds, collective investment schemes, insurance
               companies, banks, saving banks and securities companies);

               (iii) the Offered Notes have not been registered pursuant to
               Italian securities legislation and, accordingly, the Underwriter has represented and agreed that no action has or will be taken by it which would allow an offering (or a "sollecitazione
               all'investimento") of the notes to the public in the Republic of
               Italy, and that sale of the notes to any persons in the Republic of Italy shall be effected in accordance with Italian securities, tax and other applicable laws and regulations;

               (iv) it has not offered, sold or delivered and will not offer, sell or deliver any of the Offered Notes or distribute or make available any of the Offered Notes or copies of the Prospectus or any other offering material relating to the Offered Notes in the
               Republic of Italy except (a) to professional investors (operatori qualificati), as defined in Article 31, second paragraph of
               Regulation No. 11522 of 1st July, 1998 issued by the Commissione
               Nazionale per le Societa e la Borsa ("CONSOB"), as amended and integrated from time to time; (b) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February,
               1998 (the "FINANCIAL SERVICES ACT") and Article 33, first
               paragraph, of CONSOB Regulation No. 11971 of 14th May, 1999, as
               amended and integrated from time to time; or (c) to an Italian resident who submits outside the Italian territory an unsolicited offer to purchase such Offered Notes.

               (v) any offer, sale or delivery of the Offered Notes or
               distribution of copies of the Prospectus or any other document relating to any of the Offered Notes in Italy under paragraphs
               (iii) and (iv) above must be (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services
               Act, Legislative Decree No. 385 of 1st September, 1993 (the
               "ITALIAN BANKING ACT"), as amended, Regulation 11522 and any other applicable laws and regulations; (b) in compliance with
               Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of
               Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics;
               (c) in compliance with any other application notification, requirement or limitation which may be imposed by CONSOB or the
               Bank of Italy. For the avoidance of doubt no application pursuant to Article 129 of the Italian

                                       17

               Banking Act has been made to the Bank of Italy by the
               underwriter; and (d) in compliance with the banking transparency requirements set forth in the Italian Banking Act and the
               implementing regulations and decrees.

          (f) The Underwriter acknowledges that no action has been taken to permit a public offering of the Offered Notes in any jurisdiction outside the
United States where action would be required for that purpose. The Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offer, sells or delivers Offered Notes or has in its possession or distributes the Prospectus or any other offering material in all cases at its own expense.

     IV.  Manager Direction to Issuer Trustee.

     The Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 5(I) and the
Issuer Trustee acknowledges and accepts that direction.

     V.   Covenants and Agreements of the Underwriter.

          (a) The Underwriter represents and warrants to and agrees with the
Issuer Trustee and the CBA Parties that as of the date of this Agreement and as of the Closing Date, the Underwriter has complied with all of its obligations under this Agreement, including, without limitation, this Section 5(V), and, with respect to all Computational Materials and ABS Term Sheets provided by the
Underwriter to the Manager pursuant to this Section 5(V), if any, such
Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the
Computational Materials or ABS Term Sheets), except to the extent of any errors that are caused by errors in the Pool Information, and include all assumptions material to their preparation. The Computational Materials and ABS Term Sheets,
if any, provided by the Underwriter to the Manager constitute a complete set of all Computational Materials and ABS Term Sheets delivered by the Underwriter to prospective investors that are required to be filed with the SEC.

          (b) The Underwriter may prepare and provide to prospective investors
Computational Materials and ABS Term Sheets in connection with its offering of the Offered Notes, subject to the following conditions to be satisfied by the
Underwriter:

               (i) in connection with the use of Computational Materials, the
               Underwriter shall comply with all applicable requirements of the
               No-Action Letter of May 20, 1994 issued by the SEC to Kidder,
               Peabody Acceptance Corporation I, Kidder, Peabody & Co.
               Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the SEC in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "KIDDER/PSA LETTER"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, the Underwriter shall comply with all applicable requirements of the No-Action Letter of February 17,
               1995 issued by the SEC to the Public Securities Association

                                       18

               (the "PSA LETTER" and, together with the Kidder/PSA Letter, the
               "NO-ACTION LETTERS");

               (ii) "COMPUTATIONAL MATERIALS" has the meaning given in the
               No-Action Letters, but shall include only those Computational
               Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter. "ABS TERM
               SHEETS" and "COLLATERAL TERM SHEETS" have the meanings given in the PSA Letter but shall include only those ABS Term Sheets or
               Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter;

               (iii) (A) All Computational Materials and ABS Term Sheets
               provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

               "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [NAME OF
               [APPLICABLE] UNDERWRITER]. NEITHER THE ISSUER OF THE NOTES NOR
               ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY
               OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN
               IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE
               PROSPECTUS AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH
               THE SECURITIES AND EXCHANGE COMMISSION."

                    (B) In the case of Collateral Term Sheets, such legend shall also include the following statement:

               "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE
               DESCRIPTION OF THE POOL OF HOUSING LOANS CONTAINED IN THE
               PROSPECTUS SUPPLEMENT RELATING TO THE NOTES AND SUPERSEDES ALL
               INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO
               THE POOL OF HOUSING LOANS PREVIOUSLY PROVIDED BY [NAME OF
               [APPLICABLE] UNDERWRITER]."

               Upon reasonable notice and in consultation with the Underwriter, the Manager shall have the right to require additional specific legends or notations to appear on any Computational Materials or
               ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of
               information appearing therein. Notwithstanding the foregoing, subsections (b)(iii)(A) and (b)(iii)(B) will be satisfied if all
               Computational

                                       19

               Materials and ABS Term Sheets bear a legend in a form previously approved in writing by the Manager;

               (iv) The Underwriter shall provide the Manager with
               representative forms of all Computational Materials and ABS Term
               Sheets prior to their first use, to the extent such forms have not previously been approved by the Manager for use by the
               Underwriter. The Underwriter shall provide to the Manager, for filing on Form 8-K, copies of all Computational Materials and ABS
               Term Sheets that are required to be filed with the SEC pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and
               ABS Term Sheets described in this subsection (b) must be provided to the Manager not later than 10:00 a.m. New York time one
               Business Day before filing thereof is required pursuant to the terms of this Agreement. The Underwriter agrees that it will not provide to any investor or prospective investor in the Notes any
               Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Manager pursuant to this subsection (b) (other than copies of Computational Materials or ABS Term Sheets
               previously submitted to the Manager in accordance with this subsection (b) for filing pursuant to subsection (b) (vi)) unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor;

               (v) All information included in the Computational Materials and
               ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein;
               provided, however, that the Computational Materials and ABS Term
               Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational
               Materials or ABS Term Sheets delivered by the Underwriter that are required to be filed were based on assumptions with respect to the pool of mortgages to be securitized that differ from the final information in relation to the pool of mortgages to be securitized in any material respect or on note structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter shall prepare revised
               Computational Materials or ABS Term Sheets, as the case may be, based on the final information with respect to the securitized pool of housing loans and final structuring assumptions,
               circulate such revised Computational Materials and ABS Term
               Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Offered Notes, and include such revised
               Computational Materials and ABS Term Sheets (marked, "as
               revised") in the materials delivered to the Manager pursuant to subsection (iv) above;

                                       20

               (vi) The Manager shall not be obligated to file any Computational
               Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the applicable Underwriter, the Manager will file Computational
               Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated
               _________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated
               _________, as corrected." In the event that within the period during which the Prospectus relating to the Offered Notes is required to be delivered under the Act, any Computational
               Materials or ABS Term Sheets delivered by an Underwriter are determined, in the reasonable judgment of the Manager or the
               Underwriter, to contain a material error or omission, the
               Underwriter shall prepare a corrected version of such
               Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated
               orally to the Underwriter they would purchase all or any portion of the Offered Notes, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational
               Materials and ABS Term Sheets (marked, "as corrected") to the
               Manager for filing with the SEC in a subsequent Form 8-K
               submission (subject to the Manager's obtaining an accountant's comfort letter in respect of such corrected Computational
               Materials and ABS Term Sheets);

               (vii) If an Underwriter does not provide any Computational
               Materials or ABS Term Sheets to the Manager pursuant to this subsection (b), the Underwriter shall be deemed to have
               represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or
               electronic form in connection with the offering of the Offered
               Notes that is required to be filed with the SEC in accordance with the No-Action Letters;

               (viii) In the event of any delay in the delivery by the
               Underwriter to the Manager of all Computational Materials and ABS
               Term Sheets required to be delivered in accordance with this subsection (b), or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (b) (vi) above the Manager shall have the right to delay the release of the
               Prospectus to investors or to the Underwriter, to delay the
               Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Manager to file the
               Computational Materials and ABS Term Sheets in accordance with the rules and regulations of the SEC;

               (ix) The Underwriter represents that it has in place, and
               covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the
               No-Action Letters with respect to the generation and

                                       21

               use of Computational Materials and ABS Term Sheets in connection with the offering of the Offered Notes.

     The Underwriter represents and warrants that, if and to the extent it provided any prospective investors with any Computational Materials or ABS Terms
Sheets prior to the date hereof in connection with the offering of the Offered
Notes, all of the conditions set forth in clauses (i) through (viii) above have been or, to the extent the relevant condition requires action to be taken after the date hereof, will be, satisfied with respect thereto.

     6. Conditions to the Obligations of the Underwriter. The several obligations of the Underwriter hereunder are subject to the performance by the
Issuer Trustee and the CBA Parties of their obligations hereunder and to the following additional conditions:

          (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M.,
New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC; the Prospectus used to confirm sales of the Notes shall have been filed with the SEC pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the
Securities Act and in accordance with Section 5II(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriter;

          (b) the representations and warranties of the Issuer Trustee and the
CBA Parties contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Issuer Trustee and CBA Parties in the Basic Documents will be true and correct on the Closing Date; and the Issuer Trustee and the CBA Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

          (c) all actions required to be taken and all filings required to be made by the Manager or the Issuer Trustee under the Securities Act prior to the
Closing Date for the Notes shall have been duly taken or made;

          (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading in any rating accorded any securities of, or guaranteed by, CBA by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Service, Inc., (ii) "A" or worse in the case of a rating accorded by Standard & Poor's Ratings Group or
(iii) the equivalent of "A2" or "A" or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization" nor (y)
shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

                                       22

          (e) since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer Trustee or any of the CBA Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Notes on the Closing
Date on the terms and in the manner contemplated in the Prospectus;

          (f) the Underwriter shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and each CBA Party, with specific knowledge about the party's financial matters, satisfactory to the
Underwriter to the effect set forth in subsections (a) through (e) of this
Section;

          (g) the Underwriter shall have received letters, of (i) Deloitte &
Touche LLP, one dated the date of the preliminary prospectus and one dated the date of the final prospectus, in form and substance satisfactory to counsel of the Underwriter, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the
Prospectus (and any amendments and supplements thereto), agrees with the accounting records of CBA, excluding any questions of legal interpretation; and
of (ii) Deloitte & Touche LLP, dated the date of delivery thereof, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, stating in effect that they have performed certain specified procedures with respect to the Mortgage Loans;

          (h) Sidley Austin Brown & Wood LLP, special United States counsel to the Underwriter, shall have furnished to the Underwriter their written opinion, dated the Closing Date, with respect to the Registration Statement, the
Prospectus and other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (i) Mayer Brown, Rowe & Maw LLP, United States counsel for the CBA
Parties, shall have furnished to the Underwriter their written opinions, dated the Closing Date, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j) Mayer Brown, Rowe & Maw LLP, United States federal income tax counsel for the CBA Parties shall have furnished to the Underwriter their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) Clayton Utz, Australian counsel for the CBA Parties, shall have furnished to the Underwriter their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                                       23

          (l) Clayton Utz, Australian tax counsel for the CBA Parties, shall have furnished to the Underwriter their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, and such Australian tax counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (m) Mallesons Stephen Jaques, Australian counsel for the Issuer
Trustee and the Security Trustee, shall have furnished to the Underwriter their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (n) Emmet Marvin & Martin, LLP, counsel for the Offered Note Trustee shall have furnished to the Underwriter their written opinion, dated the Closing
Date, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (o) the Chief Solicitor and General Counsel of CBA shall have furnished to the Underwriters his written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (p) Counsel to the Interest Rate Swap Provider and Currency Swap
Provider shall have furnished to the Underwriter their written opinion dated the
Closing Date, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (q) the Underwriter shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Underwriter to rely on such opinion as if it were addressed to the Underwriter;

          (r) the Underwriter shall have received copies of letters from Moody's
Investors Service, Inc. ("Moody's") and Standard & Poor's (Australia) Pty. Ltd.
("S&P" and together with Moody's, the "Rating Agencies") stating that the Class
A Notes have been rated "AAA" by S&P and "Aaa" by Moody's;

          (s) the Underwriter shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date the Class B Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the
Basic Documents;

          (t) the execution and delivery by all parties thereto of the Basic
Documents on or prior to the Closing Date;

          (u) on or prior to the Closing Date the Issuer Trustee and the CBA
Parties shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request; and

          (v) the Underwriter shall have received the Commission.

                                       24

     7.   Indemnification and Contribution.

          (a) Each of the CBA Parties agrees jointly and severally to indemnify and hold harmless the Underwriter, each affiliate of the Underwriter that assists the Underwriter in the distribution of the Offered Notes and each person, if any, that controls the Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement or the Prospectus (as amended or supplemented if the CBA Parties shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading;

except:

               (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating to the
               Underwriter furnished to a CBA Party in writing by the
               Underwriter expressly for use therein or (B) in the Prepayment and Yield Information (as defined in the next paragraph); or

               (ii) that such indemnity with respect to the Prospectus shall not inure to the benefit of the Underwriter (or any person
               controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Offered
               Notes which are the subject hereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such
               Offered Notes to such person, and where such delivery is required by the Securities Act and the alleged untrue statement contained in, or omission of a material fact from the Prospectus was corrected in the Prospectus as amended or supplemented and such
               Prospectus, as amended or supplemented, was delivered to the
               Underwriter reasonably prior to such confirmation; or

               (iii) to the extent that any such loss, claim, damage or
               liability arises out of or is based upon any such untrue
               statement or alleged untrue statement or omission or alleged omission made therein relating to any information included in
               Computational Materials or ABS Term Sheets, if any, that have been superseded by revised Computational Materials or ABS Terms
               Sheets if the Underwriter (A) has not complied with its
               obligation to circulate revised Computational Materials and ABS
               Terms Sheets in accordance with Section 5(V) or (B) has not delivered them to the Manager no later than one (1) Business Day after delivery to investors (in the case of (B), to the extent such loss, claim, damage or liability is

                                       25

               attributable to the failure to deliver) provided that the CBA
               Parties shall indemnify the Underwriter to the extent any
               misstatement or omission is contained in the Pool Information;

     For the purposes of this Agreement, the term "PREPAYMENT AND YIELD
INFORMATION" means that portion of the information in the Prospectus (or the
Prospectus as amended or supplemented) set forth under the sub-heading
"Prepayment and Yield Considerations - Weighted Average Lives", including the table entitled "Percent of Initial Principal Outstanding at the Following
Percentages of Constant Prepayment Rate", that is not Pool Information;
provided, however, that information set forth under that sub-heading that is not
Pool Information shall not constitute Prepayment and Yield Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool Information that is inaccurate or misleading in any material respect. "POOL INFORMATION" means the information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriter by any CBA Party regarding the Mortgage Loans.

          (b) The Underwriter agrees to indemnify and hold harmless the Manager, its directors, its officers who sign the Registration Statement, the Issuer
Trustee and CBA and each person that controls a CBA Party or the Issuer Trustee within the meaning of Section 15 of the Securities Act and Section 20 of the
Exchange Act to the same extent as the foregoing indemnity from the CBA Parties to the Underwriter, but only with reference to: (i) information relating to the
Underwriter furnished to the CBA Parties in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus, any amendment or supplement thereto; and (ii) the Computational Materials and ABS Term Sheets, if
any, delivered to investors by the Underwriter, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection
(a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON")
in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.

     In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

               (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary;

               (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified
               Person; or

                                       26

               (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the
               Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential
               differing interests between them.

     It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriter, each affiliate of the Underwriter which assists the Underwriter in the distribution of the Notes and such control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the
Manager, its directors, its officers who sign the Registration Statement, CBA and the Issuer Trustee and such control persons of each of the Issuer Trustee and the CBA Parties shall be designated in writing by that party.

     The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying
Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an
Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the
Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if:

               (iv) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request; and

               (v) such Indemnifying Person shall not have reimbursed the
               Indemnified Person in accordance with such request prior to the date of such settlement.

     No Indemnifying Person shall, without the prior written consent of the
Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified
Person from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in subsection (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriter on the other hand from the offering of the Offered Notes, or (ii) if the allocation provided by clause
(i) above is not permitted by applicable

                                       27

law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the CBA
Parties and the Issuer Trustee on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the CBA Parties and the Issuer
Trustee on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the CBA Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriter bear to the aggregate public offering price of the Offered Notes. The relative fault of the CBA Parties and the Issuer Trustee on the one hand and the
Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a CBA Party or the Issuer Trustee or by the Underwriter and the
parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The CBA Parties, the Issuer Trustee and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 7, in no event shall an
Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the
Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Issuer Trustee and the
CBA Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Issuer Trustee or a CBA Party, its officers or directors or any other person controlling the Issuer Trustee or a
CBA Party and (iii) acceptance of and payment for any of the Offered Notes.

          (f) To the extent that any payment of damages by a CBA Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3- "Purchase and Supply of Assets
(including Securities issued by SPVs)", being a Guidance Note to Prudential
Standard APS 120- "Funds Management and

                                       28

Securitisation" or any successor thereto, such payment shall be subject to the terms therein (or the terms of any equivalent provisions in any successor of
Prudential Standard APS 120).

     8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriter, by notice given to the Issuer Trustee and each CBA Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the
New York Stock Exchange, the London Stock Exchange or the Australian Stock
Exchange, (ii) trading of any securities of or guaranteed by the Issuer Trustee or any CBA Party shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either
United States Federal, New York State, Commonwealth of Australia, New South
Wales State or United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, in the judgment of the Underwriter, makes it impracticable to market the Offered Notes on the terms and in the manner contemplated in the
Prospectus.

     9. Effectiveness of Agreement. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y)
release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the SEC.

     10. Expenses Upon Termination. If this Agreement shall be terminated by the
Underwriter because of any failure or refusal on the part of the Issuer Trustee or a CBA Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or a CBA Party shall be unable to perform its obligations under this Agreement or any condition of the
Underwriter's obligations cannot be fulfilled, the CBA Parties jointly and severally agree to reimburse the Underwriter, for all out-of-pocket expenses
(including the fees and expenses of their counsel) reasonably incurred by the
Underwriter in connection with this Agreement or the offering contemplated hereunder.

     11. Successors. This Agreement shall inure to the benefit of and be binding upon the CBA Parties, the Issuer Trustee, the Underwriter, each affiliate of the
Underwriter which assists the Underwriter in the distribution of the Offered
Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. Certain Matters Relating to the Issuer Trustee.

          (a) The Issuer Trustee enters into this Agreement only in its capacity as Trustee of the Trust and in no other capacity. A liability incurred by the
Issuer Trustee acting in its capacity as Issuer Trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be

                                       29

satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than section 12(c))
to the contrary and extends to all liabilities and obligations of the Issuer
Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

          (b) The Underwriter and each of the CBA Parties may not sue the Issuer
Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Trust, in any capacity other than as Issuer
Trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Series Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Trust).

          (c) The provisions of this section 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Transaction
Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the
Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or wilful default (as defined in the Series Supplement).

          (d) It is acknowledged that the Relevant Parties (as defined in the
Series Supplement) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer
Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of section 12(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Transaction Document) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person.

Actions by Representative; Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the
Underwriter shall be given to it at Citigroup Global Markets Inc., 390 Greenwich
Street, 6th Floor, New York, NY 10013, (Facsimile No.: (212) 723-8591);
Attention: Asset-Backed Finance. Notices to CBA and the Manager shall be given to it at Commonwealth Bank of Australia, Level 6, 48 Martin Place, Sydney, NSW,
2000 (Facsimile No.: (612) 9378-2481); Attention: Nigel Pickford, Group
Treasury. Notices to the Issuer Trustee shall be given to it at Perpetual
Trustees Australia Limited, Level 7, 9 Castlereagh Street, Sydney, NSW, 2000
(Facsimile No.: (612) 9221-7870); Attention: Manager, Securitisation.

     13. Counterparts; Applicable Law. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                       30

     14. Submission to Jurisdiction. Each of the CBA Parties and the Issuer
Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any
legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the CBA Parties and the Issuer Trustee waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New
York, United States of America. To the extent that each of the CBA Parties and the Issuer Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance of the Offered Notes or this Agreement, each of the CBA Parties and the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

     15. Appointments of Process Agent.

          (a) Each of the CBA Parties hereby designates and appoints
Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022
(Attention: Laurie Tuzo) (the "CBA Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of Commonwealth Bank of Australia, 599 Lexington
Avenue, New York, NY 10022 (Attention: Ian Phillips) as such authorized agent shall become effective immediately without any further action on the part of the each of the CBA Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this
Section 16 and reasonably satisfactory to the Underwriter. If the CBA Process
Agent shall cease to act as agent for service of process, each of the CBA
Parties shall appoint, without unreasonable delay, another such agent, and notify the Underwriter of such appointment. Each of the CBA Parties represents to the Underwriter that it has notified the CBA Process Agent of such designation and appointment and that the CBA Process Agent has accepted the same in writing. Each of the CBA Parties hereby authorizes and directs the CBA
Process Agent to accept such service. Each of the CBA Parties further agrees that service of process upon the CBA Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of the Underwriter or any person controlling the
Underwriter to serve process in any other manner permitted by law.

          (b) The Issuer Trustee hereby designates and appoints CT Corporation
System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the "IT Process
Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this
Agreement, it being understood that the

                                       31

designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the
Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United
States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to the Underwriter. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify the Underwriter of such appointment. The Issuer Trustee represents to the Underwriter that it has notified the IT Process Agent of such designation and appointment and that the
IT Process Agent has accepted the same in writing. The Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer
Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of the Underwriter or any person controlling the Underwriter to serve process in any other manner permitted by law.

     16. Currency Indemnity. The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

                                       32

     If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                        Very truly yours,

                                        COMMONWEALTH BANK OF AUSTRALIA

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SECURITISATION ADVISORY
                                        SERVICES PTY LIMITED

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PERPETUAL TRUSTEE COMPANY LIMITED
                                        in its capacity as Trustee of the Trust

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                          Underwriting Agreement

                                      S-1

Accepted: April __, 2005

CITIGROUP GLOBAL MARKETS INC.

By:
    ---------------------------------
    Name:
    Title:

                                                          Underwriting Agreement

                                      S-2

                                                                      SCHEDULE I

                List of 128F(9) Associates of the Issuer Trustee

Perpetual Trustees Australia Ltd
Perpetual Trustee Company Ltd
Perpetual Trustees Nominees Ltd
Perpetual Custodians Ltd
Perpetual Trust Services Limited
Hunter Nominees Pty Ltd
PT Limited
Perpetrust Nominees Pty Ltd
Perpetual Property Services Australia Pty Ltd
Perpetual Service Network Pty Limited
Australian Trustees Limited
Commonwealth Trustees Pty Limited
Investor Marketplace Limited
Perpetual Australia Pty Limited
Perpetual Investment Management Limited
Perpetual Nominees Limited
Perpetual Services Pty Limited
Perpetual Trustees S A Limited
Queensland Trustees Pty Limited
Perpetual Fund Services Limited
Perpetual Superannuation Limited
Perpetual Assets Pty Ltd
Perpetual Asset Management Ltd
Perpetual Trustees Victoria Ltd
Perpetual Executors Nominees Ltd
Midway Nominees Pty Ltd
Perpetual Trustees Queensland Ltd
Perpetual Trustee Company (Canberra) Ltd
Charleville Leasing Ltd Perpetual
Trustees W.A. Ltd
Perpetual Australia Property Services (WA) Pty Ltd
Perpetual Custodians WA Pty Ltd
Terrace Guardians Ltd
Selwest Pty Ltd
WA Trustee Nominees Pty Ltd *
Wilson Dilworth Limited
Wilson Dilworth Finance Pty Limited
Wilson Dilworth Partnership Pty Ltd

Former AXA companies:
Perpetual Trustees Consolidated Limited
Perpetual Nominees (Canberra) Limited

                                      -3-

Perpetual Custodian Nominees Pty Ltd
Perpetual Victoria Nominees Pty Ltd
Associate Companies:
ASX Perpetual Registrars Limited
Perpetual James Fielding Ltd

                                      -4-

                                                                     SCHEDULE II

                  List of 128F(9) Associates of the CBA Parties

Commonwealth Bank of Australia
Antarctic Shipping Pty Limited
Aquasten Pty Limited
Australian Bank Limited
Australian TIC Management
Balga Pty Limited
BDSC Pty Limited(REFER CB489)
DBCV Pty Limited
Binya Pty Limited
Brookhollow Ave Pty Limited
CHINA LIFE
CBA Corporate Services (NSW)
CBA Corporate Services (Vic)
CBA EDSA IT Assets Partnership
CBA Indemnity Co. Pty Limited
CBA International Finance PL
CBA Investments (No 2) Pty Ltd
Sparad (No 20) Pty Limited
Sparad (no 22) Pty Limited
AEFC Investments Pty Limited
CBA Investments Limited
CBA Investments OBU
CBA IT Co Pty Limited
CBA Leasing (No 2) Pty Limited
CBA Rail & Tram Co Pty Limited
Tankstream Rail (Vic) Pty Ltd
Tankstream Rail (SW-1) Pty Ltd
Tankstream Rail (SW-2) Pty Ltd
Tankstream Rail (SW-3) Pty Ltd
Tankstream Rail (SW-4) Pty Ltd
Tankstream Rail (BY-1) Pty Ltd
Tankstream Rail (BY-2) Pty Ltd
Tankstream Rail (BY-3) Pty Ltd
Tankstream Rail (BY-4) Pty Ltd
CBA Specialised Financing Ltd
Share Investments Pty Limited
CBA Funding (NZ) Limited
CBA Dairy Leasing Limited
CBA Investments (No4) limited
Clearwater Services Limited
IT Fleet NZ Limited
IT Fleet NZ No 2 Limited

                                       -5-

CB Oficers Super Corp PL
Commonwealth Capital Corp Ltd
Commonwealth Capital Limited
CDB Australia Limited
Direct Australian Pty Limited
First Australian Pty Limited
Harford Pty Limited
Homepath Pty Limited
Commonwealth Fleet Lease PL
Leaseway Transportation PL
MMAL Fleet Lease Arranger PL
Puerto Limited
RVG Administration Co PL
COMMONWEALTH GROUP PTY LTD
SBV Nominees Limited
SBV Staff Super Pty Limited
Securitisation Advisory Serv
Securitisation Custodian PL
HFV6 PTY LIMITED
SA Fleet Lease Arranger PL
Sparad (No 16) Pty Limited
Sparad (No 17) Pty Limited
Sparad (No 21) Pty Limited
Sparad (No 24) Pty Limited
Vic Fleet Lease Arranger PL
CBCL Alexander Rouse Int PL
CBCL Australia Limited
CBCL Australia Securities Ltd
CBCL Fixed Interest limited
CBCL Holdings Australia Ltd
CBCL KNS Nominees Pty Ltd
CBCL May Mellor Limited
CBCL Mayson Nominees Pty Ltd
CBCL Property Finance Limited
CBCL Property Services Limited
CBCL Rouse Australia Pty Ltd
CBCL Subholdings Australia Ltd
CBFC Limited
CBFC Leasing Pty Limited
CBFC Properties Pty Limited
Coll Sparad Ltd Patnership 1
Coll Sparad Ltd Patnership 2
Coll Sparad Ltd Patnership 3
Coll Sparad Ltd Patnership 4
Coll Sparad Ltd Patnership 5
Coll Sparad Ltd Patnership 6

                                       -6-

Coll Sparad Ltd Patnership 7
Collateral Leasing Pty Ltd
Senbary Pty Limited
Commonwealth Securities Ltd
Share Direst Nominees Pty Ltd
Comsec Nominees Pty Ltd
Chullora Equity Inv (No 1) PL
Chullora Equity Inv (No 2) PL
Chullora Equity Inv (No 3) PL
Commonwealth Insurance Ltd
Commonwealth Investments PL
Hazelwood Investment Co PL
Commonwealth Investments NZ PL
CFS PROPERTY LTD
Darontin Pty Limited
Fleet Care Services Pty Ltd
Infravest (No 1) Limited
Infravest (No 2) Limited
Perpetual Stock Pty Limited
Retail Investor Pty Limited
Sparad (No 26) Pty Limited
Sparad (No 27) Pty Limited
Sparad (No 30) Pty Limited
Sparad (No 28) Pty Limited
Sparad (No 31) Pty Limited
CISL (Hazelwood) Pty Limited
Cwealth Investment Service Ltd
Cwealth Managed Investment Ltd
Cwealth Custodial Services Ltd
Cwealth Custodial Services NZ
Commonwealth Life Limited
CIF (Hazelwood) Pty Ltd
CLL Investments Limited
Cwealth Funds Management Ltd
CFM (ADF) Limited
CFML Nominees Pty Limited
ASB Group Limited
ASB Bank Limited
ASB Finance Limited
ASB Management Services Ltd
ASB Properties Limited
ASB Superannuation Nominees
ASB GROUP (LIFE) LTD
Sovereign Limited
CMLA NZ Branch STAT 6
CBA Asia Limited

                                       -7-

CBA London
CBA (Delaware) Finance Inc
Central Real Estate Holdings
Wilshire 10880 Corporation
Wilshire 10960 Corporation
SBV Asia Limited
Colonial Limited
Colonial Employee Share Plan
Colonial Finance (Aust) Ltd
ACN 002 680 471 Pty Ltd
CST Securitisation Mgt Ltd
Colonial State Residual (No 1)
Colonial State Residual (No 2)
SBNSW (Delaware) Inc
Wezen Pty Limited
State Nominees Limited
Lazarose Pty Limited
Colonial Int Factors Pty Ltd
Colonial Trade Services (HK)
SBT Propeties Pty Limited
P and B Properties Pty Ltd
Gold Star Mortgage Mgt PL
Keystone Financial Service Ltd
ACN 080 159 762 Pty Ltd
ACN 080 182 163 Pty Ltd
ACN 080 182 529 Pty Ltd
ACN 080 182 618 Pty Ltd
ACN 080 182 878 Pty Ltd
ACN 080 183 071 Pty Ltd
ACN 090 916 813 Pty Ltd
ACN 090 916 831 Pty Ltd
ACN 090 916 840 Pty Ltd
SBSBS Pty Ltd
Vanoti Pty Ltd
Colonial Holding Co Pty Ltd
Colonial Finance Ltd
Colonial Asset Finance Pty Ltd
Colonial Investments Holding
COLONIAL SERVICES
Colonial Holding Co No2 Pt Ltd
Colonial Protection Insurance
Colonial Promotions Pty Ltd
Colonial Financial Management
COLONIAL INTERNATIONAL HOLDING
Colonial (UK) Trustees Ltd
Colonial Finance (UK) Ltd

                                       -8-

Col UK Staff Pens Trustee Ltd
Col Holding (Thailand) Co Ltd
Ayudhya CMG Life Assurance PLC
CMG Asia Trustee Company Ltd
CMG Asia P&R Ltd REFER CB456
PT Astra CMG Life
CMG Asia Phillipines Holding L
CMG Life Insurance Co Inc
CMG Plans Inc
CMG Health Co Inc
Colonial Fiji Life Ltd
Colonial Health Care Fiji Ltd
Col First State Invest Fiji Lt
Colonial Services (Fiji) Ltd
National Bank of Fiji Ltd
Jacques Martin Pty Ltd
Jacques Martin NZ Ltd
Super Trustees of NZ Ltd
ACN 004 929 962 Pty LTd
CC Group Holdings Pty Ltd
CC Hampton Ltd
ACN 007 255 521 Pty Ltd
Jacques Ind Funds Adm Pty Ltd
JMIFA Super Partners Pty Ltd
Super Partners Pty Ltd
Industry Funds Admin Pty Ltd
Auz-Com Technologies Pty Ltd
Jacques Admin & Consul Pty Ltd
Ind Funds Credit Control Pty L
CM Somerton Pty Ltd
PERSONALISED PLANNING PTY LTD
ACN 008 521 579 (SALAS Nom)
Col Mutual Super Pty Ltd
Bennelong Centre Pty Ltd
Col PCA Holding Pty Ltd
Col Ass Co of Aus & NZ Pty Ltd
Aetna Properties Ltd
Southcap Pty Ltd
Colonial PCA Pty Ltd
Eon CMG Life Ass Berhand
Col Mutual Deposit Serv Ltd
ACN 000 252 488 Pty Ltd
China Life - CMG Life Ass Co
Bao Minh CMG Life Ins Co Ltd
Colonial Tasman Pty Ltd
Colonial Holding Co NZ Ltd

                                       -9-

Colonial Super (NZ) Ltd
Col Trustee Services (NZ) Ltd
Colonial Franchise Service Ltd
Colonial Services (NZ) Ltd
Col First State Invest NZ Ltd
Colonial Trustees (NZ) Ltd
KIWI PROPERTY MGMT LTD
Col Services Corp (NZ) Ltd
Colonial Life (NZ) Ltd
Colonial LGA Holdings Ltd
AFS Support Services Pty Ltd
AFS Life Finance Pty Ltd
Colonial South Australia Ltd
Colonial PCA Services Ltd
Colonial Financial Corp Ltd
CFS Prop Holdings No 3 Pty Ltd
Banner Consultancy Serv Ltd
Prevbana Ltd
CFS Property Hold No 2 Pty Ltd
Col Insurance Serv Pty Lty
Colonial Mutual Funds Limited
Col Investment Services Ltd
CFS Prop Investment Ltd
Onslow Properties Pty Ltd
Tracker Index Management Ltd
Legener (Australia) Pty Ltd
Colonial Super Services Ltd
Colonial Asset Management Ltd
Tactical Global Management Ltd
CLGA Staff Super Fund Pty Ltd
COL STAT FUNDS MGMT LTD
CFS Fund Services Ltd
First Custod Services Pty Ltd
CFS Property Funds Mgmt Ltd
Premier Fin Planning Group Ltd
Col Portfolio Services Ltd
Col Australia Super Ltd
CFS Projects Pty Ltd
Colonial Net Ltd
CAPITAL 121 PTY LIMITED
COMMONWEALTH FIN PLANNING LTD
Super & Investment Res Pty Ltd
FINANCIAL WISDOM LIMITED
Col Staff Aust Super No 2 Ltd
Windsor Bartholomew Ser Pty Lt
Col PCA Aust Super Ltd

                                      -10-

Col PCA Staff Super Ltd
Aquashell Pty Ltd
Colonial PCA Properties Ltd
Col Nominees No3 Fund Pty Ltd
Invest Life Ins Co Aus Pty Ltd
Continental Assurance Pty Ltd
PFM Holdings Pty Ltd
Col Invest Co of Aus Pty Ltd
COLONIAL FIRST STATE GROUP LTD
CFS Investments Limited
FS INVEST MGRS (ASIA) LTD
FS Investments (Bermuda) Ltd
FS INVEST HLDGS(SINGAPORE)LTD
CMG FS Singapore
FIRST STATE (HK) LLC
CMG FS Investments (HK) LTd
CMG FS Nominees (HK) Ltd
CMG Mahon China Invest Mgr GP
CMG Mahon China Invest Mgr Ltd
CFS MANAGED PROPERTY LTD (CFT)
Col Mutual Prop Group Pty Ltd
Col Property Mgt NSW P/L(Close)
Col Property Mgt VIC P/L(close)
Col Property Mgt SA P/L(Close)
Col Property Mgt QLD P/L(Close)
CFS Investment Managers NZ Ltd
CMG CH China Funds Mgmt Ltd
CFS PRIVATE EQUITY LTD
ACN 003 311 546 LTD
Berhark Pty Ltd
FS INVEST (UK HOLDINGS) LTD
CFS Investment Mgrs UK Ltd
Colonial First State Limited
CFS International Assets Ltd
CIM Trust Managers Ltd
Roodhill Nominees Ltd
CFS Fund Managers Ltd
Colonial UK Trustees Ltd
Stewart Ivory (Holdings) Ltd
Stewart Ivory Grp Trustee Ltd
Stewart Ivory & Company Ltd
Stewart Ivory Nominees Ltd
Stewart Ivory & Co (Intl) Ltd
Stewart Ivory Unit T Mgrs Ltd
Cunningham Stewart Ivory
CSI Services UK Ltd

                                      -11-

Avanteos Pty Ltd
Emerald Holding Co Limited
Col Property Mgt WA P/L(Closed)
CMG CH China Investments Ltd
Colonial First State Prop Grp
Combank Intl N V
RG Casey Building Partnership
CBA IT Leasing (UK) Ltd
IT Receivables (UK) Ltd
HIC Finance Pty Ltd
COMSEC TRADING LTD
Pay Select
Fazen Pty Ltd
Fouron Pty Ltd
Agal Holdings Pty Ltd
Mitsubishi / M No1 Fleet Lease
Mitsubishi / M No2 Fleet Lease
Victorian Govt Fleet Lease
SA Govt Fleet Lease
Commonwealth Securities (Japan) PL - In liq
CMG Asia Pty Ltd
CMG Asia Life Holdings Ltd
CMG Asia Ltd
LG Inc
CBA New Zealand
Resource & Investment Fin Ltd
PT Bank Commonwealth
ASB Holdings
Sap Anan
CMG Mgmt Advisory Ltd
ACAPM HOLDINGS A PTY LTD
ACAPM HOLDINGS B PTY LTD
ACAPM PTY LTD
CFS PROPERTY (NZ) LIMITED
SBN NOMINEES
CS SECURITISATION TRUST 1
COMMONWEALTH PROPERTY PTY LTD
SBNSW
PARRAMATTA CHARLES UNIT TRUST
CS RESIDUAL FIXED TRUST
CS R'DUAL DISCRETIONARY TRUST
EUROPEAN BANKING UK
CBA NEW YORK
FAZEN CONTRA
FOURON CONTRA
CFS NZ LISTED PROPERTY TRUST

                                      -12-

ELCON
BURDEKIN INVESTMENTS LIMITED
PONTOON PLC
CBA MTE RAIL COMPANY PTY LTD
MTE LESSOR 1 PTY LIMITED
MTE LESSOR 2 PTY LIMITED
MTE LESSOR 3 PTY LIMITED
MTE LESSOR 4 PTY LIMITED
MTE LESSOR 5 PTY LIMITED
MTE NOMINEES PARTNER PTY LTD
MTE DEBT VEHICLE PTY LTD
KIWI INCOME PROPERTIES LTD
SE ASIA_INDONESIA
COL PROTECTION INSURANCE FAC
COLONIAL E COMM LTD FAC
COLONIAL AFS SERVICES PTY LTD
CFS PROPERTY RETAIL PTY LTD
CFS PROPERTY RETAIL TRUST
CBA (EUROPE) FINANCE LTD (see also CB444)
COL PROTECTION INSURANCE CB418
CBA SINGAPORE USD CB388
QUAY (FUNDING) PLC
H-G FUND 5 CUSTODIANS PTY LTD
H-G FUND 5 (TRUST)
H-G DEV CUSTODIANS P/L
H-G DEVELOPMENT TRUST
SERIES 1997-1 MEDALLION TRUST
SERIES 1998-1 MEDALLION TRUST
SERIES 2000-1G MEDALLION TRUST
SERIES 2000-2G MEDALLION TRUST
SERIES 2001-1G MEDALLION TRUST
SERIES 2002-1G MEDALLION TRUST
SERIES 1997-1 CATS TRUST
SERIES 1998-1 CATS TRUST
SERIES 1999-1E CATS TRUST
GOLDSTAR TRUST NO 1
NIMITZ NOMINEES PTY LTD
COMM FOUNDATION PTY LTD
SHIELD LTD
Cwealth Securities (Japan) PL
CBA SINGAPORE
CBA (Europe) Finance Limited (see also CB415)
WATERLOO AND VICTORIA LTD
CBA HONG KONG USD
CBA JAPAN USD
CTB AUSTRALIA LTD USD

                                      -13-

CBA ASIA LIMITED USD
TD WATERHOUSE HLDGS(AUST) P/L
TD WATERHOUSE INVESTOR SERV
TD WATERHOUSE NOMINEES
CFS INVESTMENTS LTD (NZD)
SERIES 1999-1 MEDALLION CREDIT LINKED TRUST
SERIES 2003-1G MEDALLION TRUST
CMG ASIA PENS&RETIREMENT LTD
CBA CAPITAL HOLDINGS INC
CBA FUNDING HOLDINGS PTY LTD
CBA CAPITAL TRUST 1
CBA FUNDING TRUST 1
PT FIRST STATE INVST INDONESIA
PREFERRED CAPITAL LIMITED
NEWPORT LIMITED
COMMFINANCE LIMITED
COMMINTERNATIONAL LIMITED
COL PROTECTION INS P/L APRA
COMMONWEALTH INS LTD APRA
ALTONA V6 PTY LIMITED
VERY FAST TURBINES PTY LTD
PADANG PTY LTD(ACN106 099 496)
M-LAND PTY LTD(ACN 106 099 923
GT FUNDING NO 1 P/L(REFER CB478
GT OPERATING NO 1 P/L(REFER CB479
BROADCASTING INFRASTUCTURE PL
PIF MANAGED PROPERTY PTY LTD
PERLS 2 TRUST
MEDALLION TRUST SERIES 2003-2
GT FUNDING NO 1 PTY LTD
GT OPERATING NO. 1 PTY LTD
SEAHORSE INVESTMENTS UK LTD
SENATOR HOUSE INVESTMENTS (UK)
WATERMARK LIMITED
NEPTUNE TRUST
LIGHTNING RIDGE S.A
MEDALLION TRUST SERIES 2004-1G
LOFT NO 1 PTY LTD
LOFT NO 2 PTY LTD
FRINGE PTY LTD
RELIANCE ACHIEVER PTY LTD(RAPL
Reliance Achiever Partnership
LILY PTY LTD
PAVILLION LIMITED
SHANGHAI WOFE
NEWHAM INVESTMENT COMPANY LTD

                                      -14-

FIRST STATE INV (CAYMAN) LTD
ASB CAPITAL NO2 LIMITED
COMMCAPITAL S.a.r.l
NEWCASTLE INVESTMENT CO LTD
NORTH STAFFS INVESTMENT CO LTD
SYMETRY LIMITED
GREENWOOD LENDNING PTY LIMITED
AOT AUSTRALIA PTY LTD
AOT SECURITIES PTY LTD
Broadcasting Infrastructure Assets Partnership - Foxtel Partnership
INC SUBDIVISIONAL GROUP ELIMS
INT SUBDIV CMLA GRP CONS
INTERNAL IBS GBL FIN PROD CONS
INT CFS INV (NZ) LTD GRP CONS
INTERNAL ASB HOLDINGS GROUP
INT CFS PROP IIS GRP CONS
INT COMSEC GRP CONS
INT AUST IB & IB SUBS CONS
INT AUST CBAIF GRP CONS
INT FRM COLONIAL GRP CONS
INT FRM CHCPL GRP CONS
INT O/S IFS CHCPL GRP CONS
INTERNAL GRP COL HLDS COY CONS
INT O/S IFS CHCPL GRP CONS
INT O/S ASB CMLA GRP CONS
INT CFS PROP CMLA GRP CONS
INTERNAL CIHL & CIHL SUBS CONS
INTERNAL IIS CONSOLIDATIONS
FRM AND CMLA CONSOL ADJ
FRM AND COL LIMITED CONSOL ADJ
FRM AND GROUP CONSOL ADJ
FRM AND CHCPL CONSOL ADJ
GRP AND COL LIMITED CONSOL ADJ
IFS AND GRP CONSOL ADJUST
CORP FIN AND GRP CONSOL ADJUST
CFS CONSOLIDATED ADJUSTMENTS
GRP CONSOLIDATION ADJUSTMENTS
CIHL Shareholder Fund Pty Ltd
SF1NPAnnuities-Super SEA
SF1NPAnnuities-Super SH
SF1NPANNUITIES-SUPER SH
CLL Shareholder Fund Pty Ltd
CMLA Shareholder Fund Pty Ltd
SF1TradPar - Super VPST
SF1TradPar - Super SH
SF1TradNonPar - Super VPST

                                      -15-

SF1TradNonPar - Super SH
SF1LumpSumRisk - Super SH
SF1GroupRisk - Super SH
SF1Master Risk - Super SH
SF1InvAcctPar - Super VPST
SF1InvAcctPar - Super SH
SF1InvAcctNonPar - Super VPST
SF1InvAccNonPar - Super SH
SF1Shareholder - Super SH
SF1SUPER-RISK-LUMPSUM SH(CLL)
SF1SUPER-RISK-GROUP SH(CLL)
SF1SUPER-RISK SH(CLL)
NZ Stat Fund Main
NZ Stat Fund FIP
NZ Stat Fund LifeLink
SF1LUnitLinked(PH) - Ord POL
SF1LUnitLinked(PH) - Ord SH
SF1LShareholder - Ord SH
SF1LORD-INVESTLINK UL POL(CLL)
SF1LORD-INVESTLINK UL SH(CLL)
SF1LSHAREHOLDER-ORD SH(CLL)
SF2LUL(PH)ExcEasyOpt-SuperVPST
SF2LUL(PH)EasyOpt - Super VPST
SF2LUL(PH) - Super SH
SF2LShareholder - Super SH
SF2LSUPER-INVLINKULSUPER VPST
SF2L(PH)-SUPER SH(CLL)
SF3ParAnnuities - Ord SEA
SF3ParAnnuities - Ord SH
SF3ParAnnuities - Super SEA
SF3ParAnnuities - Super SH
SF3NonParAnnuities - Ord SEA
SF3NonParAnnuities - Ord SH
SF3NonParAnnuities - Super SEA
SF3NonParAnnuities - Super SH
SF3InvestAccPar - Super SEA
SF3InvestAccPar - Super SH
SF3InvestAccNonPar - Super SEA
SF3InvestAccNonPar - Super SH
SF3Shareholder - Ord SH
SF3Shareholder - Super SH
SF3SUPER-IMANN NPANN SEA(CLL)
SF3SUPER-IMANNUITIES SH(CLL)
SF3Super-ImAnnNPAnn SH(CLL)
SF4UL(PH)ExclEasyOpt-Super SEA
SF4UL(PH)EasyOpt - Super SEA

                                      -16-

SF4UL(PH) - Super SH
SF4Shareholder - Super SH
SF4SUPER-INVLINKULALLPEN SEA
SF4(PH)-SUPER SH(CLL)
SF5TradPar - Ord POL
SF5TradPar - Ord SH
SF5TradNonPar - Ord POL
SF5TradNonPar - Ord SH
SF5LumpSumRisk - Ord SH
SF5DisabilityIncome - Ord SH
SF5GroupRisk - Ord SH
SF5Master Risk - Ord SH
SF5InvAcctPar - Ord POL
SF5InvestAccPar - Ord SH
SF5InvestAccNonPar - Ord POL
SF5InvestAccNonPar - Ord SH
SF5Shareholder - Ord SH
SF5ORD-RISK-LUMPSUM SH(CLL)
SF5ORD-RISK_TELEMARKETING(CLL)
SF5ORD-RISK-GROUP SH(CLL)
SF5ORD-RISK-SH(CLL)
CMF1 Super
CMF1 ADF
CMF1 PENSION
CMF2
CPSL INV
AERF
NZ - Master Super Scheme
NZ - Selective Retirment Plan
NZ Pru Super Portfolio Trust
NZ Pru Super Portf Trust SRP
UNCONFIRM MMBER COL SHRE TRUST
CSRF(COL SUPER RETIREMENT FUND
SUPERTRACE
CBADF
SBSADF
CLSMT
CLPSF
ACN 080 182 761 Pty Ltd
Allco Leasing Participation No 68
ANL Charterparty Partnership No 3
APRC AUST Trust No 1
APRC AUST Trust No 2
APRC Aust Trust No 4
Avanteos Broking Services P/L
Avanteos Investments Ltd

                                      -17-

Avanteos P/L
Camooweal Participation No 1
CBA Mitsubishi Motors Australia Ltd Leveraged Lease P/ship (No. 1)
CBA Toyota Leveraged Lease Partnership No 1
CCC Commercial Pty Limited
CC Holdings No 2 Pty Limited
CC Holdings No.2 Trust
CC No 2 Pty Limited
CFCL International Share Fund - 100% VPST owned
CFS Seeding Trust
Chullora Equity Investment Partnership
Commonwealth Bank Vodafone Leveraged Lease No 1 Partnership
Commonwealth Life Australian Active 0-3 Year Maturities Bond Fund
Commonwealth Lifetime Australian Active Share Fund
Commonwealth Lifetime Australian Savings Option Fund
Commonwealth Lifetime Australian Share Index Fund
Green Line Nominees Pty Ltd
Long Point Funding Pty Ltd
Mason Street Holdings (No 2) Pty Ltd
Mason Street No 2 Unit Trust
Mason Street Holdings Pty Limited
Mason Street Holdings Trust
Mitisubishi Motor Vehicle Fleet Lease Facility No.2 Partnership
Mitisubishi Motor Vehicle Fleet Lease Partnership
MTE Leasing Partnership
NEG Bayside Franchise Lease Partnership
NEG Swanston Franchise Lease Partnership
Pindar Funding Pty Limited
Pont Nominees Pty Ltd
Pont Securities Nominees No 2 Pty Ltd
SA Govt Motor Vehicle Fleet List Security Trust
Samsung Hull No 1268 Lease Partnership
South Australian Government Motor Vehicle Fleet Partnership
TAA (Comm) Leveraged Lease Partnership 1985
TAA Colonial Shareholder Trust
Taylored Super Solutions Pty Ltd
TB Staff Superannuation Fund Pty Ltd
TD Waterhouse Pty Ltd
Theoric Partnership
Viracocha (Australia) P/L
PRICOA Red Rocks Holding Co Pty Ltd
PRICOA Red Rocks Company Pty Ltd
PRICOA Green Cape Holding Co Pty Ltd
PRICOA Green Cape Company Pty Ltd
Lindfield Trading Pty Limited
Rose Bay Trading Pty Limited

                                      -18-

Asia Pacific Receivables Corporation Ltd
Colonial Foundation Ltd
Colonial Share Plan Trust
Derogst P/L (IN LIQ)
Hotel Holdings & Services Pty Limited
Kingston LLP 1 Partnership
Prime Investments Entity Ltd
Series 2003 - 1 SME Medallion Credit Linked Trust
Sparad (No 25) Pty Limited
Colonial First State Rollover & Superannuation Fund
Colonial First State Pooled Superannuation Trust
Colonial First State - FirstChoice Superannuation Trust
CFM - Pooled Superannuation Trusts
Australian Eligible Rolloer Fund
Colonial Masterfund Approved Deposit Fund
Colonial MasterFund Superannuation Fund
Colonial Super Retirement Fund
Supertrace Eligible Rollover Fund
CFM Retirement Fund
Commonwealth Bank Approved Deposit Fund
Commonwealth Life Personal Superannuation Fund
Commonwealth Life Superannuation Mastertrust
Officers' Superannuation Fund
State Bank Supersafe Approved Deposit Fund
Colonial First State - FirstChoice Investments - Australian Boutique Shares
Blended
Colonial First State - FirstChoice Investments - Australian Share Fund Number 1
Colonial First State - FirstChoice Investments - Australian Share Fund Number 10
Colonial First State - FirstChoice Investments - Australian Share Fund Number 12
Colonial First State - FirstChoice Investments - Australian Share Fund Number 13
Colonial First State - FirstChoice Investments - Australian Share Fund Number 15
Colonial First State - FirstChoice Investments - Australian Share Fund Number 17
Colonial First State - FirstChoice Investments - Australian Share Fund Number 2
Colonial First State - FirstChoice Investments - Australian Share Fund Number 3
Colonial First State - FirstChoice Investments - Australian Share Fund Number 4
Colonial First State - FirstChoice Investments - Australian Share Fund Number 5
Colonial First State - FirstChoice Investments - Australian Share Fund Number 6
Colonial First State - FirstChoice Investments - Australian Share Fund Number 7
Colonial First State - FirstChoice Investments - Australian Share Fund Number 8
Colonial First State - FirstChoice Investments - Australian Share Fund Number 9
Colonial First State - FirstChoice Investments - Australian Shares Blended
Colonial First State - FirstChoice Investments - Cash
Colonial First State - FirstChoice Investments - Conservative Blended
Colonial First State - FirstChoice Investments - Conservative Fund Number 1
Colonial First State - FirstChoice Investments - Conservative Fund Number 2
Colonial First State - FirstChoice Investments - Conservative Fund Number 3
Colonial First State - FirstChoice Investments - Defensive Blended

                                      -19-

Colonial First State - FirstChoice Investments - Fixed Interest Blended
Colonial First State - FirstChoice Investments - Fixed Interest Fund Number 1
Colonial First State - FirstChoice Investments - Fixed Interest Fund Number 2
Colonial First State - FirstChoice Investments - Fixed Interest Fund Number 3
Colonial First State - FirstChoice Investments - Global Share Fund Number 1
Colonial First State - FirstChoice Investments - Global Share Fund Number 2
Colonial First State - FirstChoice Investments - Global Share Fund Number 3
Colonial First State - FirstChoice Investments - Global Share Fund Number 4
Colonial First State - FirstChoice Investments - Global Share Fund Number 5
Colonial First State - FirstChoice Investments - Global Share Fund Number 6
Colonial First State - FirstChoice Investments - Global Share Fund Number 7
Colonial First State - FirstChoice Investments - Global Shares Blended
Colonial First State - FirstChoice Investments - Growth Blended
Colonial First State - FirstChoice Investments - Growth Fund Number 1
Colonial First State - FirstChoice Investments - Growth Fund Number 2
Colonial First State - FirstChoice Investments - Growth Fund Number 3
Colonial First State - FirstChoice Investments - Growth Fund Number 4
Colonial First State - FirstChoice Investments - High Growth Blended
Colonial First State - FirstChoice Investments - High Growth Fund Number 2
Colonial First State - FirstChoice Investments - International Fixed Interest
Fund 4
Colonial First State - FirstChoice Investments - Moderate Blended
Colonial First State - FirstChoice Investments - Moderate Fund Number 1
Colonial First State - FirstChoice Investments - Moderate Fund Number 2
Colonial First State - FirstChoice Investments - Moderate Fund Number 3
Colonial First State - FirstChoice Investments - Property Securities Blended
Colonial First State - FirstChoice Investments - Property Securities Fund Number
1
Colonial First State - FirstChoice Investments - Property Securities Fund Number
2
Colonial First State - FirstChoice Investments - Property Securities Fund Number
3
Colonial First State - FirstChoice Investments - Small Companies Blended
Colonial First State - FirstChoice Investments - Specialist Fund 8
Colonial First State - FirstChoice Investments - Specialist Fund Number 1
Colonial First State - FirstChoice Investments - Specialist Fund Number 2
Colonial First State - FirstChoice Investments - Specialist Fund Number 4
Colonial First State - FirstChoice Investments - Australian Share Fund 14
Colonial First State - FirstChoice Investments - Global Share Fund 11
Colonial First State - FirstChoice Investments - Small Companies Fund 4
Colonial First State - FirstChoice Investments - Specialist Fund 8
Colonial First State - FirstChoice Investments - Australian Share Fund 16
Colonial First State - FirstChoice Investments - Global Share Fund 12
Colonial First State - FirstChoice Investments - High Growth Fund Number 1
Colonial First State - FirstChoice Investments - International Fixed Interest
Fund 4
Colonial First State - FirstChoice Investments - Small Companies Fund 5
Colonial First State - FirstChoice Investments - Specialist Fund 5
Colonial First State - FirstChoice Investments - Specialist Fund 6
Colonial First State - FirstChoice Investments - Specialist Fund 7
Colonial First State - FirstChoice Investments - Fixed Interest Fund 12

                                      -20-

Colonial First State - FirstChoice Investments - Fixed Interest Fund 13
Colonial First State - FirstChoice Investments - Global Share Fund 9
Colonial First State - FirstChoice Investments - Global Share Fund 18
Colonial First State - FirstChoice Investments - Small Companies Fund 7
Colonial First State - FirstChoice Investments - Small Companies Fund 8
Colonial First State - FirstChoice Investments - Fixed Interest Fund 14
Colonial First State - FirstChoice Investments - Fixed Interest Fund 15
Colonial First State - FirstChoice Investments - Property Securities Fund 10
Colonial First State - FirstChoice Investments - Specialist Fund 8
Colonial First State - FirstChoice Investments - International Fixed Interest
Fund 5
Colonial First State - FirstChoice Investments - Multi Manager Global Property
Securities Fund
452 Capital Wholesale Absolute Income Fund
Commonwealth Australian Boutique Share Fund 3
Colonial First State 452 Wholesale Australian Share Fund
Colonial First State Wholesale 452 Geared Australian Share Fund
Colonial First State Wholesale Enhanced Yield Fund
Colonial First State Wholesale Enhanced Yield Fixed Interest Component
Colonial First State Wholesale PM Capital Australian Share Fund
Commonwealth Australian Boutique Share Fund 1
Commonwealth Australian Boutique Share Fund 3
Commonwealth Australian Boutique Share Fund 4
Commonwealth Australian Boutique Shares Blended
Commonwealth Australian Share Fund 14
Commonwealth Australian Share Fund 15
Commonwealth Australian Share Fund 16
Commonwealth Australian Share Fund 17
Commonwealth Australian Share Fund 18
Commonwealth Australian Share Fund 19
Commonwealth Australian Share Fund 22
Commonwealth Australian Shares Fund 1
Commonwealth Australian Shares Fund 10
Commonwealth Australian Shares Fund 11
Commonwealth Australian Shares Fund 12
Commonwealth Australian Shares Fund 2
Commonwealth Australian Shares Fund 3
Commonwealth Australian Shares Fund 4
Commonwealth Australian Shares Fund 5
Commonwealth Australian Shares Fund 6
Commonwealth Australian Shares Fund 7
Commonwealth Australian Shares Fund 8
Commonwealth Australian Shares Fund 9
Commonwealth Cash Fund 1
Commonwealth Cash Fund 2
Commonwealth Cash Fund 3
Commonwealth Cash Fund 4
Commonwealth Diversified Fund 1

                                      -21-

Commonwealth Diversified Fund 2
Commonwealth Diversified Fund 3
Commonwealth Diversified Fund 4
Commonwealth Diversified Fund 5
Commonwealth Diversified Fund 6
Commonwealth Diversified Fund 7
Commonwealth Diversified Fund 8
Commonwealth Fixed Interest Fund 1
Commonwealth Fixed Interest Fund 11
Commonwealth Fixed Interest Fund 2
Commonwealth Fixed Interest Fund 3
Commonwealth Fixed Interest Fund 4
Commonwealth Fixed Interest Fund 5
Commonwealth Fixed Interest Fund 6
Commonwealth Fixed Interest Fund 7
Commonwealth Global Share Fund 11
Commonwealth Global Share Fund 12
Commonwealth Global Share Fund 13
Commonwealth Global Shares Fund 1
Commonwealth Global Shares Fund 10
Commonwealth Global Shares Fund 2
Commonwealth Global Shares Fund 3
Commonwealth Global Shares Fund 4
Commonwealth Global Shares Fund 5
Commonwealth Global Shares Fund 6
Commonwealth Global Shares Fund 7
Commonwealth Global Shares Fund 8
Commonwealth Global Shares Fund 9
Commonwealth International Fixed Interest Fund 1
Commonwealth International Fixed Interest Fund 2
Commonwealth International Fixed Interest Fund 3
Commonwealth Multi-Manager Australian Shares Fund
Commonwealth Multi-Manager Conservative Fund
Commonwealth Multi-Manager Defensive Fund
Commonwealth Multi-Manager Fixed Interest Fund
Commonwealth Multi-Manager Global Shares Fund
Commonwealth Multi-Manager Growth Fund
Commonwealth Multi-Manager High Growth Fund
Commonwealth Multi-Manager Moderate Fund
Commonwealth Multi-Manager Property Securities Fund
Commonwealth Multi-Manager Small Companies Fund
Commonwealth Property Fund 1
Commonwealth Property Fund 2
Commonwealth Property Fund 3
Commonwealth Property Fund 4
Commonwealth Property Fund 5

                                      -22-

Commonwealth Property Fund 6
Commonwealth Property Securities Fund 8
Commonwealth Small Companies Fund 1
Commonwealth Small Companies Fund 2
Commonwealth Small Companies Fund 3
Commonwealth Specialist Fund 5
Commonwealth Specialist Fund 4
Commonwealth Fixed Interest Fund 13
Commonwealth Global Share Fund 9
Commonwealth Small Companies Fund 7
Commonwealth Small Companies Fund 8
Commonwealth Fixed Interest Fund 14
Commonwealth Fixed Interest Fund 15
Commonwealth Property Securities Fund 10
Commonwealth Specialist Fund 8
Commonwealth International Fixed Interest Fund 5
Commonwealth Australian Share Fund 22
Commonwealth Global Share Fund 14
Commonwealth Global Share Fund 15
Commonwealth Global Share Fund 16
Commonwealth Global Share Fund 17
Commonwealth Global Share Fund 18
Commonwealth Multi Manager Global Property Securities Fund
Commonwealth Global Property Securities Fund 1
Commonwealth Emerging Markets Fund 1
Colonial First State Australian Share Fund
Colonial First State Balanced Fund
Colonial First State Cash Fund
Colonial First State Conservative Fund
Colonial First State Developing Companies Fund
Colonial First State Diversified Fund
Colonial First State Future Leaders Fund
Colonial First State Geared Global Share Fund
Colonial First State Geared Share Fund
Colonial First State Global Health & Biotechnology Fund
Colonial First State Global Resources Fund
Colonial First State Global Share Fund
Colonial First State Global Technology & Communications Fund
Colonial First State High Growth Fund
Colonial First State Imputation Fund
Colonial First State Income Fund - Entry Fee Option
Colonial First State Premier CMT
Colonial First State Property Securities Fund
Colonial First State Australian Share Fund - Nil Entry Fee Option
Colonial First State Balanced Fund - Nil Entry Fee Option
Colonial First State Cash Fund - Nil Entry Fee Option

                                      -23-

Colonial First State Conservative Fund - Nil Entry Fee Option
Colonial First State Developing Companies Fund - Nil Entry Fee Option
Colonial First State Diversified Fund - Nil Entry Fee Option
Colonial First State Future Leaders Fund - Nil Entry Fee Option
Colonial First State Geared Global Share Fund - Nil Entry Fee Option
Colonial First State Geared Share Fund - Nil Entry Fee Option
Colonial First State Global Health & Biotechnology Fund - Nil Entry Fee Option
Colonial First State Global Resources Fund - Nil Entry Fee Option
Colonial First State Global Share Fund - Nil Entry Fee Option
Colonial First State Global Technology & Communications Fund - Nil Entry Fee
Option
Colonial First State High Growth Fund - Nil Entry Fee Option
Colonial First State Imputation Fund - Nil Entry Fee Option
Colonial First State Income Fund - Nil Entry Fee Option
Colonial First State Property Securities Fund - Nil Entry Fee Option
Colonial First State Wholesale Capital Secure Fund
Colonial First State Wholesale Global Bond Fund
Colonial First State Wholesale International High Yield Fund
Colonial First State Wholesale Americas Share Fund
Colonial First State Wholesale Asian Share Fund
Colonial First State Wholesale Japanese Share Fund
Colonial First State Wholesale Pan-European Share Fund
Colonial First State Wholesale World Equities Fund
Colonial First State World Equities TAA Fund
Colonial First State Wholesale Geared Global Fund
Colonial First State Wholesale Australian Bond Fund
Colonial First State Wholesale Australian Corporate Debt Fund
Colonial First State Wholesale Australian Share Fund
Colonial First State Wholesale Balanced Fund
Colonial First State Wholesale Cash Fund
Colonial First State Wholesale Conservative Fund
Colonial First State Wholesale Conservative Growth Fund
Colonial First State Wholesale Diversified Fixed Interest Fund
Colonial First State Wholesale Diversified Fund
Colonial First State Wholesale Geared Share Fund
Colonial First State Wholesale Global Health & Biotechnology Fund
Colonial First State Wholesale Global Resources Fund
Colonial First State Wholesale Global Share Fund
Colonial First State Wholesale Global Technology & Communications Fund
Colonial First State Wholesale High Growth Fund
Colonial First State Wholesale High Yield Fund
Colonial First State Wholesale Imputation Fund
Colonial First State Wholesale Income Fund
Colonial First State Wholesale Industrial Share Fund
Colonial First State Wholesale Leaders Fund
Colonial First State Wholesale Property Securities Fund
Colonial First State Wholesale Sector Neutral Fund

                                      -24-

Colonial First State Wholesale Short Term Australian Bond Fund
Commonwealth Asia Pacific Share Fund
Colonial First State Wholesale Australian Share Fund - Core
Colonial First State Wholesale Global Corporate Debt Enhanced Fund
Colonial First State Wholesale Global Corporate Debt Fund
Colonial First State Wholesale Indexed Australian Bond Fund
Colonial First State Wholesale Indexed Australian Share Fund
Colonial First State Wholesale Indexed Global Bond Fund
Colonial First State Wholesale Indexed Global Share Fund
Colonial First State Wholesale Indexed Property Securities Fund
Colonial First State Wholesale Low Tracking Error Australian Share Fund - Core
Colonial First State Wholesale Premium Cash Enhanced Fund
Colonial First State Wholesale Premium Cash Fund
Colonial First State Wholesale Small Companies Fund - Core
Commonwealth Airports Fund
Commonwealth Infrastructure and Utilities Fund
Commonwealth Premium International Equity Funds
Commonwealth Tracker Enhanced
Colonial First State Global Diversified Strategies Fund
Colonial First State Wholesale Fixed Interest Strategies Fund
Colonial First State Wholesale Fixed Interest Strategies Fund 2 (No 2)
Colonial First State Wholesale Global Diversified Strategies Fund
Colonial First State Wholesale Long Short Share Strategies Fund
Colonial First State Wholesale Long Short Share Strategies Fund (No 2)
Colonial First State Wholesale Relative Value Share Strategies Fund
Colonial First State Wholesale Relative Value Share Strategies Fund (No 2)
Colonial First State Wholesale Tactical Strategies Fund
Colonial First State Wholesale Tactical Strategies Fund 2 (No 2)
Storm Financial Australian Industrials Index Group
Storm Financial Australian Resources Index Fund
Storm Financial Australian Sharemarket Index Fund
Storm Financial Australian Technology Index Fund
Colonial First State Infrastructure Finance Fund 2001
Colonial First State Infrastructure Investment Fund 2001
Commonwealth Diversified Share Fund
Commonwealth Lifetime Australian Active 0-5 yr Maturities Bond Fund
Commonwealth Lifetime Australian Index-Linked Bond Fund
Colonial First State Mortgage Backed Securities Fund
Colonial First State Wholesale Internal Mortage Fund
CFS Diversified Balanced Fund
Colonial First State Bricks & Mortar Fund
Colonial First State Cash Management Trust
Colonial First State Diversified Private Equity Fund
Colonial First State Wholesale 452 Australian Share Fund
Colonial First State Wholesale Global Emerging Markets Fund
Colonial First State Wholesale Guaranteed Mortgage Fund

                                      -25-

Colonial First State Wholesale Infrastructure Income Fund
Count First Australian Share Fund
HIH Fund
CFCL Market Linked Australian Industrial Share (Superannuation) Fund
CFCL Non Market Linked Australian Industrial Share Fund
CFCL North Terrace Finance Fund No.1
CFCL North Terrace Finance Fund No.2
CFCL Property Securities (Superannuation) Fund
CFCL Structured Investment Fund
Milberry Trust
Riccarton Mall Trust
Southbank Trust
Victoria Ave Trust - Terminated 7/4/03
CFCL Global Resources Fund
CFCL International Resources Fund
CFCL Statutory Fund Options Trust
CMLA Global Resources Fund
CMLA International Share Fund
CMLA Market Linked Australian Share Fund
CMLA Non Market Linkted Australian Industrial Share Fund
CMLA Statutory Fund Options Trust
Colonial Annuity Mortgage Trust
Colonial Mortgage Trust
Statutory Annuity Investments Fund
Statutory Cash Fund
Statutory Fixed Interest Fund
Commonwealth Property Securities Fund
Commonwealth Australian Shares Fund
Commonwealth International Shares Fund
Commonwealth Balanced Fund
Commonwealth Bond Fund
Commonwealth Share Income Fund
Commonwealth Income Fund
Commonwealth Growth Fund
Commonwealth Cash Management Trust
Commonwealth Div Share Fd
CPIF Head Trust
C1 Trust
Spring Trust
Allara Trust
York Trust
Hunter Trust
Alexandria Trust
I1 Trust
Altona Trust
210 Bannister Trust

                                      -26-

R1 Trust
Salamander Trust
Midland Trust
Grosvenor Place Trust
Beenleigh partnership
PTAL ATF R1 Trust and CBOSC (Caringbah partnership)
PTAL ATF Midland Trust and CBOSC (Midland partnership)
Hunter Street partnership
Queen Street partnership
Grosvenor Place Trust
Colonial First State Wholesale Diversified Property Fund
I2 Trust
Ingle Farm Trust
Commonwealth International Real Estate Trust
Commonwealth Property Hotel Fund
CPHF Investment Fund
CPHF Investment Fund No 2
CPOF Head Trust
120 Pitt Street Trust
175 Pitt Street Trust
259 George Street Trust
385 Bourke Street Trust
100 King William St Trust
Burwood Trust
Finlay Crisp Trust
Parliament Place Trust
Ord Street Trust
Colin Street Trust
475 Victoria Avenue Trust
Freshwater Office Trust No. 1
Freshwater Holding Trust No 1
Australand Stage 3A partner trust
CFCL Property Trust No. 1
AAP Centre 259 George St Partnership
475 Victoria Avenue Partnership
King Street Wharf Partnership- Australand stage 3A partner trust & Multiplex stage 3A
Landowning Trust
Freshwater Holding No 1 Pty Ltd
CFM Property Fund
Westpac Plaza Partnership
Grosvenor Place Partnership
Grosvenor Place Pty Ltd
101 Collins Street Pty Limited
CLL Property Trust
PPS
PPS Partnership (SPPS ps)

                                      -27-

PPS Discretionary Trust (SPPS discretionary trust)
Kent Street Trust
Commonwealth Property Investment Trust
Aurora Place Partnership
Commonwealth Property Diversified Pool
Colonial First State Property Opportunistic Partnership 1
Opportunistic Holding Company Pty Limited
Lidcombe Opportunistic Investment Company
Point Cook Opportunistic Investment Company
Moonee Ponds Land Trust (Site A)
Cammeray Opportunistic Investment Company Pty Ltd
Moonee Ponds Opportunistic Investment Company
Runaway Bay Partnership
Rockingham Partnership
Colonial First State Retail Property Trust (FME)
Colonial First State Retail Property Pty Ltd (Trustee)
CFS Special Purpose Investment Vehicle
CFS Gandel Retail Trust
Colonial Mutual Choice Property Fund No 1
Colonial First State Retail Property Trust
Moore Park Trust
CC No 1 Trust
CC No1 Trust & CC No 2 Trust
International Opportunistic Real Estate Fund
International Private Equity Real Estate Fund
CFSP Asset Management
PIF Managed Property Pty Ltd
Private Investor Fund 1
Colonial First State Property Opportunistic Partnership 2
Forest Hill Trust

                                      -28-